Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Wednesday, October 1, 2014	James A. Graner 612-623-6635
Media: Bryce Hallowell 612-623-6679
bhallowell@graco.com

GRACO ACQUIRES U.K.-BASED ALCO VALVES GROUP

Acquisition Builds on Graco’s Oil & Natural Gas Equipment Business Base

MINNEAPOLIS, MN (October 1, 2014) – Graco Inc. (NYSE: GGG), a leading manufacturer of fluid handling equipment, announced today that it has acquired the stock of Alco Valves Group (Alco), a United Kingdom (U.K.) based manufacturer of high quality, high pressure valves used in Oil & Natural Gas, and other industrial processes. Established in 1977, Alco offers a portfolio of widely known brands, including Alco Hi-Tek, Alco Valves, Alco Sub-Tek, and Alco Process. Alco has developed global business relationships with Oil & Natural Gas industry customers who are well known and recognized as leaders in their space.

“Gaining additional exposure to the Oil & Natural Gas industry is a logical extension for Graco and a strategically important initiative that will support our long-term sales and profit goals,” said Patrick J. McHale, Graco President and CEO. “Alco manufactures a comprehensive range of technically advanced high integrity valve products, a strong fit with Graco’s core competencies of designing and manufacturing advanced flow control technologies. The Oil & Natural Gas industry’s growth trends are positive and we believe that enhancing our position in this space will pave the way for future growth opportunities.”

Alco operates manufacturing facilities in both Manchester and Leeds, U.K. In addition, it has warehousing and sales operations in Houston, Texas, Toronto, Canada, and Singapore. The newly acquired business will maintain its manufacturing and engineering base in the United Kingdom.

“This is a terrific opportunity for Alco and our employees,” said Stuart Lomax, Alco President and owner. “Graco has the financial resources to invest in and grow the business, and I am confident that this is the right move at the right time to take our company to the next level of global competition.”

Alco generated approximately £19 million of revenue and approximately £6 million of EBITDA in the most recent trailing twelve months. The acquisition was an all cash transaction which closed for £72 million and is subject to normal post-closing purchase price adjustments.

ABOUT GRACO

Graco Inc. supplies technology and expertise for the management of fluids and coatings in both industrial and commercial applications. It designs, manufactures and markets systems and equipment to move, measure, control, dispense, and spray fluid and powder materials. A recognized leader in its specialties, Minneapolis-based Graco serves customers around the world in the manufacturing, processing, construction, and maintenance industries. For additional information about Graco Inc., please visit us at www.graco.com or on Twitter @GracoInc.

Cautionary Statement Regarding Forward-Looking Statements

Graco desires to take advantage of the “safe harbor” provisions regarding forward-looking statements of the Private Securities Litigation Reform Act of 1995 and is filing this Cautionary Statement in order to do so. A forward-looking statement is any statement made in this release that reflects our current thinking on the acquisition of Alco Valves. All forecasts and projections are forward-looking statements. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” and similar expressions, and reflect our Company’s expectations concerning the future. Forward-looking statements are based upon currently available information, but various risks and uncertainties may cause our Company’s actual results to differ materially from those expressed in these statements. Graco undertakes no obligation to update these statements in light of new information or future events.

Future results could differ materially from those expressed, due to the impact of changes in various factors. These risk factors include, but are not limited to: whether and when we will realize the expected financial results and accretive effect of the transaction, how customers, competitors, suppliers and employees will react to the transaction, economic changes in the oil & gas industry and in global markets, and whether we successfully integrate the newly-acquired business. Please refer to Item 1A of our Annual Report on Form 10-K for fiscal year 2013 (and most recent Form 10-Q) for a more comprehensive discussion of other risk factors that relate generally to the our business and financial condition. These reports are available on our website at www.graco.com/ir and the Securities and Exchange Commission’s website at www.sec.gov. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Investors should realize that factors other than those identified above and in Item 1A might prove important to our future results. It is not possible for management to identify each and every factor that may have an impact on our operations in the future as new factors can develop from time to time.

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